As filed with the Securities and Exchange Commission on August 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LI-CYCLE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No. )

207 Queens Quay West, Suite 590, Toronto, Ontario, M5J, IA7, Canada	N/A
(Address of Principal Executive Offices)	(Zip Code)

Li-Cycle Holdings Corp. 2021 Incentive Award Plan

(Full title of plan)

Ajay Kochhar

207 Queens Quay West, Suite 590

Toronto, ON M5J 1A7

(877) 542-9253

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jonathan Grant Fraser Bourne McCarthy Tétrault LLP 66 Wellington Street West Suite 5300, TD Bank Tower Box 48 Toronto, ON M5K 1E6 (416) 362-1812	Paul M. Tiger, Esq. Andrea M. Basham, Esq. Freshfields Bruckhaus Deringer US LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 (212) 277-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) contains two parts, Part I and Part II. The first part contains a “reoffer prospectus” (the “Reoffer Prospectus”) prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions of Form S-8). This Reoffer Prospectus may be used for reoffers and resales on a continuous or delayed basis of up to 1,520,082 common shares (the “Shares”) of Li-Cycle Holdings Corp. (the “Company,” “us,” “we,” or the “Registrant”) under the Li-Cycle Holdings Corp. 2021 Incentive Award Plan (the “Plan”) that may be deemed to be “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, by certain stockholders that are our current and former employees (including officers), consultants, and advisors (the “Selling Securityholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The second part contains information required to be set forth in the Registration Statement pursuant to General Instruction E of Form S-8. The Registration Statement is also being filed in order to register an additional 1,613,111 Shares under the Plan, pursuant to the evergreen provision included therein as well as 100,628 Shares issuable upon the exercise of outstanding options governed by the Plan. These securities relate to the Plan and are of the same class as those securities registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2021 (Registration No. 333-261568), which is hereby incorporated by reference, except to the extent supplemented, amended or superseded by information set forth in this Registration Statement.

REOFFER PROSPECTUS

Li-Cycle Holdings Corp.

1,520,082 Common Shares

This prospectus relates to 1,520,082 common shares (the “Shares”) of Li-Cycle Holdings Corp. (the “Company,” “us,” “we,” or the “Registrant”) under the Li-Cycle Holdings Corp. 2021 Incentive Award Plan (the “Plan”), which may be offered and sold from time to time by certain shareholders who are our current or former employees (including officers), consultants and advisors (the “Selling Securityholders”), for their own accounts. The Shares will be or were acquired by the Selling Securityholders under the Plan.

Our Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “LICY.” On August 13, 2024, the closing price of the Shares on NYSE was $2.59 per share.

The Shares may be offered from time to time by any or all of the Selling Securityholders through a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Securityholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares, if they were to sell any, following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. See “Plan of Distribution.” Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. We are paying all expenses of registration incurred in connection with this offering but the Selling Securityholders will pay all brokerage commissions and other selling expenses. We will not receive any of the proceeds from sales of the Shares by any of the Selling Securityholders.

The Selling Securityholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of Shares of those Selling Securityholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement.

As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

INVESTING IN OUR SHARES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS AND OTHER FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING OUR SHARES.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2024.

We are responsible for the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement that we prepare or authorize. Neither we nor any Selling Securityholder has authorized anyone to give you any other information, and neither we nor any Selling Securityholder take responsibility for any other information that others may give you. This prospectus is an offer to sell only the Shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement prepared by us is accurate on any date subsequent to the date set forth on the front of the applicable document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or Shares are sold on a later date. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

Except where the context requires otherwise, in this prospectus, “we,” “us,” “our,” “Li-Cycle” or the “Company” refer to Li-Cycle Holdings Corp., an Ontario corporation, and its consolidated subsidiaries.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, Section 21 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities laws.

Forward-looking statements may generally be identified by the use of words such as “believe”, “may”, “will”, “continue”, “anticipate”, “intend”, “expect”, “should”, “would”, “could”, “plan”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this prospectus include but are not limited to statements about: the expectation that Li-Cycle will recover critical battery materials to create a domestic closed-loop battery supply chain for a clean energy future; the expectation that the steps taken under the cash preservation plan will result in cash savings; Li-Cycle’s expectations regarding cash outflows; Li-Cycle’s expectations regarding the DOE Loan; Li-Cycle’s expectations that it will require significant funding before restarting the Rochester Hub project or that it will be able to restart the Rochester Hub project and the cost to complete; Li-Cycle’s expectations that it will be stopping or slowing operations at its remaining operating Spokes and re-evaluating its strategy for bringing on additional Spoke and Hub capacity in the near-term; Li-Cycle’s expectation to recognize revenue from the sale of critical battery materials; Li-Cycle’s expectation regarding other capital expenditures; Li-Cycle’s expectation that it will need to secure an alternative short or long-term financing in the near term or else it will not have sufficient cash and cash equivalents on hand or other resources to support current operations for the twelve months following the filing of this prospectus; expectations related to potential financing and other strategic alternatives; expectations related to the outcome of future litigation, including the disclosure of certain mechanic’s liens against the Company and the amount owed; expectations regarding the ability to attract new suppliers; expectations regarding annual growth rate of the number of EVs and hybrids; expectations regarding the price and supply of nickel and cobalt; and expectations regarding expected growth in the amount of LIB materials available for recycling. These statements are based on various assumptions, whether or not identified in this prospectus, made by Li-Cycle’s management, including but not limited to assumptions regarding the timing, scope and cost of Li-Cycle’s projects, including paused projects; the processing capacity and production of Li-Cycle’s facilities; Li-Cycle’s expectations regarding workforce reductions; Li-Cycle’s ability to source feedstock and manage supply chain risk; Li-Cycle’s ability to increase recycling capacity and efficiency; Li-Cycle’s ability to obtain financing on acceptable terms or execute any strategic transactions; Li-Cycle’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners; the success of the cash preservation plan, the outcome of the review of the go-forward strategy of the Rochester Hub, Li-Cycle’s ability to attract new suppliers or expand its supply pipeline from existing suppliers; general economic conditions; currency exchange and interest rates; compensation costs; and inflation. There can be no assurance that such assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle, and which may cause actual results to differ materially from the forward-looking information. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•

Li-Cycle’s inability to economically and efficiently source, recover and recycle lithium-ion batteries and lithium-ion battery manufacturing scrap, as well as third party black mass, and to meet the market demand for an environmentally sound, closed-loop solution for manufacturing waste and end-of-life lithium-ion batteries;

•	Li-Cycle’s inability to successfully implement its global growth strategy, on a timely basis or at all;

•	Li-Cycle’s inability to manage future global growth effectively;

•

Li-Cycle’s inability to develop the Rochester Hub as anticipated or at all, and other future projects including its Spoke network expansion projects in a timely manner or on budget or that those projects will not meet expectations with respect to their productivity or the specifications of their end products;

•

Li-Cycle’s history of losses and expected significant expenses for the foreseeable future as well as additional funds required to meet Li-Cycle’s liquidity needs and capital requirements in the future not being available to Li-Cycle on acceptable terms or at all when it needs them;

•	risk and uncertainties related to Li-Cycle’s ability to continue as a going concern;

•	uncertainty related to the success of Li-Cycle’s cash preservation plan and related past and any further workforce reductions;

•	Li-Cycle’s inability to attract, train and retain top talent who possess specialized knowledge and technical skills;

•	Li-Cycle’s failure to oversee and supervise strategic review of all or any of Li-Cycle’s operations and capital project and obtain financing and other strategic alternatives;

•	Li-Cycle’s ability to service its debt and the restrictive nature of the terms of its debt;

•

Li-Cycle’s potential engagement in strategic transactions, including acquisitions, that could disrupt its business, cause dilution to its shareholders, reduce its financial resources, result in incurrence of debt, or prove not to be successful;

•	one or more of Li-Cycle’s current or future facilities becoming inoperative, capacity constrained or disrupted, or lacking sufficient feed streams to remain in operation;

•	the potential impact of the pause in construction of the Rochester Hub on the authorizations and permits granted to Li-Cycle for the operation of the Rochester Hub and the Spokes on pause;

•

the risk that the New York state and municipal authorities determine that the permits granted to Li-Cycle for the production of metal sulphates at the Rochester Hub will be impacted by the change to MHP and the reduction in scope for the project;

•	Li-Cycle’s failure to materially increase recycling capacity and efficiency;

•	Li-Cycle expects to continue to incur significant expenses and may not achieve or sustain profitability;

•	problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect Li-Cycle’s operations;

•	Li-Cycle’s inability to maintain and increase feedstock supply commitments as well as secure new customers and off-take agreements;

•	a decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies;

•	decreases in benchmark prices for the metals contained in Li-Cycle’s products;

•	changes in the volume or composition of feedstock materials processed at Li-Cycle’s facilities;

•	the development of an alternative chemical make-up of lithium-ion batteries or battery alternatives;

•	Li-Cycle’s expected revenues for the Rochester Hub are expected to be derived significantly from a limited number of customers;

•	Li-Cycle’s insurance may not cover all liabilities and damages;

•	Li-Cycle’s reliance on third-party consultants for its regulatory compliance;

Li-Cycle’s inability to complete its recycling processes as quickly as customers may require;

•	Li-Cycle’s inability to compete successfully;

•	increases in income tax rates, changes in income tax laws or disagreements with tax authorities;

•	significant variance in Li-Cycle’s operating and financial results from period to period due to fluctuations in its operating costs and other factors;

•	fluctuations in foreign currency exchange rates which could result in declines in reported sales and net earnings;

•	unfavorable economic conditions;

•	natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, cyber incidents, boycotts and geo-political events;

•	failure to protect or enforce Li-Cycle’s intellectual property;

•	Li-Cycle may be subject to intellectual property rights claims by third parties;

•	Li-Cycle may be subject to cybersecurity attacks, including, but not limited to, ransomware;

•

Li-Cycle’s failure to effectively remediate the material weaknesses in its internal control over financial reporting that it has identified or its failure to develop and maintain a proper and effective internal control over financial reporting;

•	the potential for Li-Cycle’s directors and officers who hold Company common shares to have interests that may differ from, or be in conflict with, the interests of other shareholders;

•	risks related to adoption of Li-Cycle’s rights plan and the volatility of the price of Li-Cycle’s common shares;

•	Li-Cycle’s estimated total addressable market;

•	Li-Cycle’s reliance on the experience and expertise of senior management and key personnel;

•	Li-Cycle’s reliance on a limited number of commercial partners to generate revenue;

•	Customer demand for recycled materials;

•	the NYSE may delist our common shares, which could limit investors’ ability to engage in transactions in our common shares and subject us to additional trading restrictions; and

•	risk of litigation or regulatory proceedings that could materially adversely impact Li-Cycle’s financial results.

These and other risks and uncertainties related to Li-Cycle’s business and the assumptions on which the forward-looking information is based are described in greater detail in the sections titled “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference herein. Because of these risks, uncertainties and assumptions, readers should not place undue reliance on these forward-looking statements. Actual results could differ materially from those contained in any forward-looking statements. Li-Cycle assumes no obligation to update or revise any forward-looking statements, except as required by applicable laws. These forward-looking statements should not be relied upon as representing Li-Cycle’s assessments as of any date subsequent to the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all of the information you should consider before investing in our securities. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference.” Some of the statements in this prospectus constitute forward-looking statements that involve significant risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

Our Company

Li-Cycle (NYSE: LICY) is a leading global lithium-ion battery (“LIB”) resource recovery company. Established in 2016, and with customers and partners around the world, Li-Cycle’s mission is to recover critical battery-grade materials to create a domestic closed-loop battery supply chain for a clean energy future. The Company’s proprietary “Spoke & Hub” recycling and resource recovery process is designed (a) at its Spokes, or pre-processing facilities, to process battery manufacturing scrap and end-of-life batteries to produce “black mass”, a powder-like substance which contains a number of valuable metals, and other intermediate products, and (b) at its future Hubs, or post-processing facilities, to process black mass to produce critical materials for the lithium-ion battery supply chain, including lithium carbonate.

At its Spokes, in addition to producing black mass, the Company produces certain other intermediate products analogous to black mass that have a similar metal content, and, as a result, the Company tracks its production using a unit of measure called black mass and black mass equivalents (“Black Mass & Equivalents” or “BM&E”).

Li-Cycle pioneered what it believes to be an innovative and scalable metallurgical processing method with its Spoke & Hub network, with the goal of making a valuable contribution to the EV industry and the world’s transition to a circular economy by offering an environmentally-friendly recycling solution alternative to energy-intensive pyrometallurgical processing methods. By re-inserting critical materials back into the lithium-ion battery supply chain, we believe we will be able to effectively close the loop between the beginning and end-of-life manufacturing phases in both an environmentally and what we believe to be an economically sustainable manner.

Lithium-ion batteries are increasingly powering products and solutions in a range of industries, including consumer electronics, EVs and energy storage. An overview of the industries in which lithium-ion batteries are utilized is set forth below:

Corporate Information

Li-Cycle Holdings Corp. was amalgamated on August 10, 2021 under the Business Corporations Act (Ontario) (“OBCA”) in connection with the consummation of the Business Combination Agreement, dated as of February 15, 2021, as amended, by and among Peridot Acquisition Corp., Li-Cycle Corp. and the Company, on that date. It is governed by the OBCA.

Our principal executive office is located 207 Queens Quay West, Suite 590, Toronto, ON M5J 1A7, Canada and our phone number is (877) 542-9253. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, DE 19711.

Our principal website address is http://www.li-cycle.com. The information contained on our website does not form a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

An investment in the Shares carries a significant degree of risk. Before deciding whether to acquire Shares, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K filed with the SEC on March 15, 2024 (as amended by the Form 10-K/A filed with the SEC on April 29, 2024), the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 filed with the SEC on May 10, 2024 and June 30, 2024 filed with the SEC on August 8, 2024 and any subsequent reports filed with the SEC after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors, or factors that we currently deem immaterial, that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these risks might cause you to lose all or part of your investment in the Shares. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered Shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Securityholders, as described below. See the sections titled “Selling Securityholders” and “Plan of Distribution” below.

SELLING SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Shares as of August 13, 2024, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Securityholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Offered.”

The Shares offered by the Selling Securityholders hereunder include an aggregate of 1,520,082 outstanding Shares that will be or were acquired by certain of our current and former employees (including officers), consultants and advisors pursuant to the Plan, as described in this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding any Shares subject to options held by that person that are exercisable within 60 days of August 13, 2024, or issuable pursuant to restricted stock units (“RSUs”) or performance-based RSUs, which are subject to vesting and settlement conditions (“PSUs”) within 60 days of August 13, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as August 13, 2024, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based percentage ownership of our Shares before this offering on 22,519,152 Shares outstanding as of August 13, 2024.

We cannot give an estimate as to the number of Shares that will actually be held by the Selling Securityholders following the resales contemplated by this prospectus because the Selling Securityholders may offer some or all of their Shares under the offering contemplated by this prospectus or pursuant to exemptions from registration under the Securities Act or acquire additional Shares. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all such Shares.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Selling Securityholder(1)(2)	Shares Owned Prior to this Offering		Shares Offered	Shares Beneficially Owned After the Offering (3)
	Number	Percent		Number	Percent
Ajay Kochhar, President Chief Executive Officer and Director (4)	3,165,607	14.06	334,343	3,499,950	15.54
Carl DeLuca, General Counsel and Secretary (5)	22,870	*	144,964	167,834	*
Chris Biederman, Chief Technology Officer (6)	28,720	*	111,511	140,231	*
Dawei Li, Regional President, APAC (7)	14,188	*	83,632	97,820	*
Christine Barwell, Chief Human Resources Officer (8)	2,144	*	89,209	91,353	*
Conor Spollen, Chief Operating Officer (9)	13,763	*	117,086	130,849	*
Named Selling Securityholders (10)	37,710	*	626,760	664,470	2.95
Other Selling Securityholders (11)	0	*	12,577	12,577	*

*	Represents beneficial ownership of less than 1%.

(1)	Except as otherwise noted below, the address for each person listed in the table is c/o Li-Cycle Holdings Corp., 207 Queens Quay West, Suite 590, Toronto, ON M5J 1A7, Canada.

(2)	All positions described are with the Company, unless otherwise indicated.

(3)

Assumes that all Shares held by each Selling Securityholder and being offered under this prospectus are sold, and no Selling Securityholder will acquire additional Shares before the completion of this offering.

(4)

Ajay Kochhar’s 3,165,607 Shares beneficially owned include (1) 17,454 common shares owned directly by Mr. Kochhar, (2) 3,107,826 common shares owned by 2829908 Delaware LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of Maplebriar Holdings Inc., a corporation organized under the laws of the Province of Ontario (“Maplebriar Holdings”), having a sole shareholder, The Kochhar Family Trust, an irrevocable trust established under the laws of the Province of Ontario, Canada (the “Trust”), and (3) 40,327 common shares subject to vested stock options held by Mr. Kochhar which includes options to acquire (i) 22,108 common shares at a price of $87.44 per share until August 10, 2031, (ii) 7,767 common shares at a price of $60.64 per share until January 31, 2032 and (iii) 10,543 common shares at a price of $46.16 per share until January 27, 2033. There is an oral agreement among Mr. Kochhar, the Trust, Maplebriar Holding, and 2829908 Delaware LLC, that grants Mr. Kochhar the sole power to control the voting and disposition of the common shares of the Company held by 2829908 Delaware LLC. Mr. Kochhar is one of three trustees of the Trust, along with Mr. Kochhar’s brother and father, and the beneficiaries of the Trust are principally relatives of Mr. Kochhar. Mr. Kochhar is a Director and the President and CEO of the Company. The 3,107,826 common shares owned by 2829908 Delaware LLC include 375,000 common shares pledged to secure 2829908 Delaware LLC’s obligations under two prepaid variable share forward contracts entered into by and between 2829908 Delaware LLC and Citibank, N.A. (“Citibank”) on May 19, 2023 and August 16, 2023, respectively (together, the “2829908 Delaware LLC VPF Contracts”). 2829908 Delaware LLC retains dividend and voting rights in the pledged common shares during the term of the pledge (so long as no event of default or similar event occurs under the applicable 2829908 Delaware LLC VPF Contract or the related pledge and security agreement). The 2829908 Delaware LLC VPF Contracts obligate 2829908 Delaware LLC to deliver to Citibank up to 125,000 common shares (or, at 2829908 Delaware LLC’s election, an equivalent amount of cash based on the market price of common shares at that time) on August 18, 2024 and up to 250,000 common shares (or, at 2829908 Delaware LLC’s election, an equivalent amount of cash based on the market price of common shares at that time) on November 15, 2024. The 334,343 Shares Offered consist of 133,737 common shares issuable on the settlement of RSUs, and 200,606 common shares issuable on the settlement of PSUs.

(5)

Carl DeLuca’s 22,870 Shares beneficially owned include (1) 4,933 common shares owned directly by Mr. DeLuca and (2) 17,937 common shares subject to vested stock options which includes options to acquire (i) 12,808 common shares at a price of $87.44 per share until August 10, 2023, (ii) 2,368 common shares at a price of $60.64 per share until January 31, 2032 and (iii) 2,761 common shares at a price of $46.16 per share until January 27, 2033. Mr. DeLuca is the General Counsel & Corporate Secretary of the Company. The 144,964 Shares Offered consist of 92,807 common shares issuable on the settlement of RSUs, and 52,157 common shares issuable on the settlement of PSUs.

(6)

Chris Biederman’s 28,720 Shares beneficially owned include (1) 16,600 shares owned directly by Mr. Biederman and (2) 12,120 common shares subject to vested stock options which includes options to acquire (i) 8,420 common shares at a price of $87.44 per share until August 10, 2031, (ii) 1,974 common shares at a price of $60.64 per share until January 31, 2032 and (iii) 1,726 common shares at a price of $46.16 per share until January 27, 2033. Mr. Biederman is the Chief Technical Officer of the Company. The 111,511 Shares Offered consist of 71,390 common shares issuable on the settlement of RSUs, and 40,121 common shares issuable on the settlement of PSUs.

(7)

Dawei Li’s 14,188 Shares beneficially owned include (1) 6,314 common shares owned directly by Mr. Li and (2) 7,874 common shares subject to vested stock options which includes options to acquire (i) 2,339 common shares at a price of $87.44 per share until August 10, 2031, (ii) 2,644 common shares at a price of $105.60 per share until November 22, 2031, (iii) 1,579 common shares at a price of $60.64 per share until January 31, 2032 and (iv) 1,312 common shares at a price of $46.16 per share until January 27, 2033. Mr. Li is the Regional President, APAC of the Company. The 83,632 Shares Offered consist of 53,542 common shares issuable on the settlement of RSUs, and 30,090 common shares issuable on the settlement of PSUs.

(8)

Christine Barwell’s 2,144 Shares beneficially owned include (1) 957 shares owned directly by Ms. Barwell and (2) 1,187 common shares subject to vested stock options to acquire common shares at a price of $46.16 per share until January 27, 2033. The 89,209 Shares Offered consist of 57,112 common shares issuable on the settlement of RSUs, and 32,097 common shares issuable on the settlement of PSUs.

(9)

Conor Spollen’s 13,763 Shares beneficially owned include (1) 3,889 common shares owned directly by Mr. Spollen and (2) 9,874 common shares subject to vested stock options which includes options to acquire (i) 8,282 common shares at a price of $61.92 per share until March 8, 2032 and (ii) 1,592 common shares at a price of $46.16 per share until January 27, 2033. Mr. Spollen is the Chief Operating Officer of the Company. The 117,086 Shares Offered consist of 74,959 common shares issuable on the settlement of RSUs, and 42,127 common shares issuable on the settlement of PSUs.

(10)

Includes the following 97 named non-affiliate persons, each of whom holds at least 1,000 Shares: Robert Adams, Dean Alonzo, Julian Barbour, Gloria Berger, Kurtis Boehm, Delano Bornman, Nathan Britt, Christopher Cater, Oliver Ceberg, Viktor Cernis, Twinkle Choubey, Derek Chow, David Crocker, Darren Dachelet, Joseph Day, Daniel Demers, Elewout Depicker, Louie Diaz, John Diggory, Sheldon D’souza, Hans-Peter Dürr, Manu Dutt, Antoine Emanuel, Jens Emrich, Gary Ennis, Laura Escandon Amores, Alan Ferguson, Brett Fleury, Jonathan Fox, Jelena Novikov Fried, Dave Fumarola, Ruiya Gao, Sebastien Gisquiere, Steven Gonzales, Jeffrey Green, Kevin Hall, Mikko Henttonen, Scott Hoenecke, Jonas Jeschke, Sophia Jinbo-Doran, Nina Johnsrød, Charles Johnston, Bekbolot Kabylov, Alexander Karis, Harry Kumar, Aditya Lakshmanan, Hanh Le Allis, Adam Luquire, Lisa MacEachern, Urooj Manzoor, Jean Massey, Neil McIntyre, Michael Miller, AbdulMateenFarhan Mohammed, Jessica Möhring, Greg Montgomery, Christopher Moon, Johnathan Mueller, Alan Murray, Sadiq Naqvi, Claus Nielsen, David Novakowski, Rick Padmos, ArielJeanSeon Paik, Sangeeta Patil, Frank Pommerenke, Navanethan Pongiannan, Sukrita Prasad, Charles Reagan, Pedro Rivera, Michael Robinette, Anabela Rodrigues, Rob Schenkel, Udo Schleif, Manfred Schmidt, Tobias Schmidt, William Schnorbus, Matthew Selden, Yucel Sezer, David Shaut, Jennifer Shepker, Lucy Soce, Nirmet Sodhi, Krista Sohaj, Anthony Staley, Shawn Sweely, Darcy Tait, Zak Tollefson, Melissa van Veen, Connor Vice, Thomas Wadsworth, James Watts, Brett Whalen, Torsten Witte, George Wu, Camille Zapatos, Stephen Zhou.

(11)

Includes 35 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our Shares.

PLAN OF DISTRIBUTION

The Shares covered by this prospectus are being registered by the Company to permit the Selling Securityholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. The Shares offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on NYSE or any other stock exchange on which the Shares may be listed at the time of sale, in the over-the-counter market, in privately negotiated transactions, by any other method permitted by applicable law or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed), varying prices determined at the time of sale or at negotiated prices. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. The Selling Securityholders may sell Shares through one or more agents, brokers, or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Securityholders and/or purchasers of the Shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of Shares to be reoffered or resold under this prospectus by each Selling Securityholder and any other person with whom the Selling Securityholder is acting in concert for the purpose of selling Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with a Selling Securityholder’s sales, the Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Shares. Any commissions or other fees payable to brokers or dealers in connection with any sale of the Shares will be borne by the Selling Securityholders or other party selling such Shares.

Sales of the Shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any Shares sold hereunder, Selling Securityholders may sell Shares in compliance with Rule 144 under the Securities Act if available. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the Shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this prospectus in connection with any sale of the Shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Shares and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in passive market-making activities with respect to the Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Shares in the secondary market. All the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The valid issuance of any securities offered by this prospectus will be passed upon for us by McCarthy Tétrault LLP, Toronto, Ontario, Canada.

EXPERTS

The Company’s financial statements for the years ended December 31, 2023 and October 31, 2022 and for the two-month period ended December 31, 2022, incorporated by reference into this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (as amended by the Form 10-K/A filed with the SEC on April 29, 2024) (the “Annual Report”), and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023 and October 31, 2022 have been audited by KPMG LLP (“KPMG”), an independent registered public accounting firm, as stated in the Annual Report. Such financial statements are incorporated by reference into this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. On March 28, 2024, KPMG notified the Company that it has decided to decline to stand for re-appointment as the Company’s independent registered public accounting firm to serve as independent auditor. However, KPMG advised the Company that it would remain the Company’s independent registered public accounting firm until completion of its review of the consolidated interim financial statements of the Company and subsidiaries as of and for the three months ended March 31, 2024 and, if requested by the Company, as of and for the three and six months ended June 30, 2024. On August 9, 2024, the Company announced that the Audit Committee of the Company’s Board of Directors had selected Marcum Canada LLP as the Company’s new independent registered public accounting firm to serve as its independent auditor and that the Board had approved that the appointment of Marcum be put forward for shareholder approval at a reconvened shareholder meeting to be held on October 15, 2024.

The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states the Company’s recurring losses from operations from inception, negative cash flows from operations, resulting negative working capital and the pause on construction raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which the Registrant has previously filed with the SEC, are hereby incorporated by reference into this prospectus (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC, including any Item 2.02 or Item 7.01 of any Current Report on Form 8-K):

(a)	the Registrant’s Annual Report;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 10, 2024 and for the quarter ended June 30, 2024 filed with the SEC on August 8, 2024;

(c)

the Registrant’s Current Reports on Form 8-K filed with the SEC on March  12, 2024 (other than the portions thereof that are furnished and not filed), March 25, 2024 (other than the portions thereof that are furnished and not filed), March  26, 2024 (other than the portions thereof that are furnished and not filed), April  2, 2024, May  10, 2024 (other than the portions thereof that are furnished and not filed), May  15, 2024, and May 24, 2024 (other than the portions thereof that are furnished and not filed), both Current Reports on Form 8-K filed on June 4, 2024, the Form 8-K/A filed on June 5, 2024, and the Current Reports on Form 8-K filed on June  28, 2024, July  18, 2024 (other than the portions thereof that are furnished and not filed) and August 9, 2024; and

(d)

the description of the Shares contained in Exhibit 4.2 of the Registrant’s Annual Report for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024 (as amended by the Form 10-K/A filed with the SEC on April 29, 2024) together with all amendments and reports filed for the purpose of updating that description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC, and other documents or information deemed furnished but not filed under the rules of the SEC), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC. You may obtain copies of this prospectus and its exhibits and the other documents that we file with the SEC at www.sec.gov.

We also make these documents available on the investor relations portion of our website at https://investors.li-cycle.com/financials/sec-filings/default.aspx. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus. We will also provide without charge to each person, including any beneficial owner of Shares, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Li-Cycle Holdings Corp. Attention: General Counsel, 207 Queens Quay West, Suite 590, Toronto, Ontario, Canada M5J 1A7, (877) 542-9253.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is not filed as part of this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which the Registrant has previously filed with the SEC, are hereby incorporated by reference into this Registration Statement (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC, including any Item 2.02 or Item 7.01 of any Current Report on Form 8-K):

(a)	the Registrant’s Annual Report;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 10, 2024 and for the quarter ended June 30, 2024 filed with the SEC on August 8, 2024;

(c)

the Registrant’s Current Reports on Form 8-K filed with the SEC on March  12, 2024 (other than the portions thereof that are furnished and not filed), March 25, 2024 (other than the portions thereof that are furnished and not filed), March  26, 2024 (other than the portions thereof that are furnished and not filed), April  2, 2024, May  10, 2024 (other than the portions thereof that are furnished and not filed), May  15, 2024, and May 24, 2024 (other than the portions thereof that are furnished and not filed), both Current Reports on Form 8-K filed on June 4, 2024, the Form 8-K/A filed on June 5, 2024, and the Current Reports on Form 8-K filed on June  28, 2024, July  18, 2024 (other than the portions thereof that are furnished and not filed) and August 9, 2024; and

(d)	the description of the Shares contained in Exhibit 4.2 of the Registrant’s Annual Report together with all amendments and reports filed for the purpose of updating that description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC, and other documents or information deemed furnished but not filed under the rules of the SEC), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 5. Interests of Named Experts and Counsel

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 6. Indemnification of Directors and Officers

Under the OBCA, no provision in a contract, the articles, the by-laws or a resolution relieves a director or officer from the duty to act in accordance with the OBCA and its related regulations or relieves him or her from liability for a breach of the OBCA or its regulations.

A director is not liable under the OBCA for certain acts if the director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance, in good faith, on: (i) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation in accordance with generally accepted accounting principles; (ii) an interim or other report of the corporation represented to the director by an officer of the corporation to fairly reflect the financial position of the corporation in accordance with generally accepted accounting principles; (iii) a report or advice of an officer or employee of the corporation, where it is reasonable in the circumstances to rely on the report of advice; or (iv) a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person.

Under the OBCA, we may indemnify its current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity.

The OBCA also provides that we may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual must repay the monies if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the OBCA unless the individual: (i) acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Under our by-laws, we will indemnify to the fullest extent permitted by the OBCA (i) any director or officer of the Company; (ii) any former director or officer of the Company; (iii) any individual who acts or acted at our request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives.

Item 7. Exemption from Registration Claimed

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits

Exhibit No.	Description

4.1	Certificate of Restated Articles of Incorporation of the Company dated July 18, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40733) filed with the SEC on August 8, 2024)

4.2	Amended and Restated Articles and By-laws of Li-Cycle Holdings Corp. (incorporated by reference to Exhibit 1.2 to the Company’s shell company report on Form 20-F (File No. 001-40733) filed with the SEC on August 16, 2021)

4.3	Specimen Common Share Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (File No. 333-254843) filed with the SEC on July 6, 2021)

5.1*	Opinion of McCarthy Tétrault, LLP, counsel to the Registrant, regarding the valid issuance of the securities being offered hereby (including consent)

23.1*	Consent of KPMG LLP

23.2*	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement)

99.1	Li-Cycle Holdings Corp. 2021 Incentive Award Plan (incorporated by reference to Exhibit 4.5 to the Company’s shell company report on Form 20-F (File No. 001-40733) filed with the SEC on August 16, 2021)

99.2	Li-Cycle Holdings Corp. 2021 Incentive Award Plan Sub-Plan for Canadian Participants (incorporated by reference to Exhibit 99.4 to the Company’s Registration Statement on Form S-8 (File No. 333-261568) filed with the SEC on December 9, 2021)

99.3	Form of Option Grant Notice and Agreement under the Li-Cycle Holdings Corp. 2021 Incentive Award Plan (incorporated by reference to Exhibit 4.9 to the Company’s Annual Report on Form 20-F (File No. 001-40733) filed with the SEC on February 6, 2023)

99.4	Form of RSU Award Grant Notice and Agreement under the Li-Cycle Holdings Corp. 2021 Incentive Award Plan (incorporated by reference to Exhibit 4.10 to the Company’s Annual Report on Form 20-F (File No. 001-40733) filed with the SEC on February 6, 2023)

107*	Filing Fee Table

*	Filed herewith

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on the 19th day of August, 2024.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO and Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Ajay Kochhar, Craig Cunningham and Carl DeLuca as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ajay Kochhar	President & Chief Executive Officer and Executive Director	August 19, 2024
Ajay Kochhar	(Principal Executive Officer)

/s/ Craig Cunningham	Chief Financial Officer	August 19, 2024
Craig Cunningham	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark Wellings	Director	August 19, 2024
Mark Wellings

/s/ Jacqueline Dedo	Director	August 19, 2024
Jacqueline Dedo

/s/ Scott Prochazka	Director	August 19, 2024
Scott Prochazka

/s/ Anthony Tse	Director	August 19, 2024
Anthony Tse

/s/ Susan Alban	Director	August 19, 2024
Susan Alban

/s/ Diane Pearse	Director	August 19, 2024
Diane Pearse

/s/ Kunal Sinha	Director	August 19, 2024
Kunal Sinha

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the undersigned as the duly undersigned representative in the United States of Li-Cycle Holdings Corp., in the City of Newark, State of Delaware on August 19, 2024.

PUGLISI & ASSOCIATES.

By:	/s/ Donald J. Puglisi
Name: Donald Puglisi Title: Managing Director